Exhibit 99.2

motorsport GAMES

Q4 2022 Results

March 24, 2023

This presentation provides select highlights about Motorsport Games Inc.'s results of operations. Please see Motorsport Games' 2022 Form 10-K filed with the SEC and Q4 2022 earnings release for more complete information on the Company's results of operation, cash flows, financial condition and liquidity.


NASCAR HEAT 3
NASCAR HEAT 4
NASCAR HEAT MOBILE
NASCAR HEAT 5
KARTKRAFT
IGNITION
RIVALS
LE MANS
BTCC



Company Highlights

- At the center of large, fast-growing motorsport, gaming and esports categories
- Strategic, long-term partnerships with iconic racing brands
- Leveraging exclusive partnerships for multiple products and revenue streams
- Pole position in virtual racing esports
- Integrating acquired technologies and processes into our scalable internal development platform

motorsport GAMES

Q4 2022 Highlights

Financial Highlights

- Q4 2022 Revenues of $3.8M
- Q4 2022 Net loss was $4.8M
- Q4 2022 Adjusted EBITDA loss was $3.5M*


Revenue
$3.8M
$8.2M
Q4'22
Q4'21
Net Loss
$4.8M
$7.0M
Q4'22
Q4'21
Adjusted EBITDA
$(3.5M)
($5.4M)
Q4'22
Q4'21
EPS**
($4.17)
($6.16)
Q4'22
Q4'21

Key Highlights

- Released rFactor 2 Q4 update and content on November 7, 2022
- Released NASCAR Rivals on Nintendo Switch, the official video game for the 2022 NASCAR Cup Series season, on October 14, 2022
- Released 2022 Season Expansion Update for NASCAR 21: Ignition for PC and console on October 6, 2022
- Delivered the first 4 of 5 Rounds of the 2022-23 Le Mans Virtual Series: 8 hours of Bahrain (Sep 17, 2022), 4 Hours of Monza (Oct 8, 2022), 6 Hours of SPA (Nov 5, 2022) and 500 Miles of Sebring (Dec 3, 2022)

*Adjusted EBITDA is a non-GAAP financial measure. See definition of Adjusted EBITDA and its reconciliation to net loss presented later in this deck.

**Adjusted to reflect the company's 1-for-10 reverse stock split completed on November 10, 2022 on a retroactive basis for the periods presented.

Executing Against Our Key Initiatives

Games	• Released rFactor 2 quarterly content update on November 7, 2022 • Released NASCAR Rivals for Nintendo Switch on October 14, 2022 • Released 2022 Season Expansion Update for NASCAR 21: Ignition on October 6, 2022
Esports & Entertainment	• Delivered the first 4 of 5 Rounds of the 2022-23 Le Mans Virtual Series: 8 hours of Bahrain (Sep 7, 2022), 4 Hours of Monza (Oct 8, 2022), 6 Hours of SPA (Nov 5, 2022) and 500 Miles of Sebring (Dec 3, 2022)
Community	• Over 500 content pieces created in Q4 2022, attracting more than 2.4 million pageviews • More than 2.1 million video views and 45 million social impressions in Q4 2022
Proprietary MSGM Technology Platform	• Global development team of 111 as of 12/31/2022 (91 FTEs + 20 contractors) • Advancing our Motorsport Games engine by combining advanced technology from KartKraft and rFactor 2 and optimizing it for Unreal Engine

Q4 2022 Highlights

rFactor 2 Quarterly Content Update Released. In November 2022, the Company released updates to rFactor 2 that brought new cars and tracks to the rFactor platform marking the first time the Thruxton, Croft and Bahrain circuits have been laser-scanned into a commercial SIM racing product. Four new tracks and two new cars, including one more BTCC car, were made available in the Steam Store.

Released NASCAR Rivals on Nintendo Switch. NASCAR Rivals, the official video game for the 2022 NASCAR Cup Series Season, released on October 14, 2022. NASCAR Rivals brings the excitement of the NASCAR Cup Series regular season and playoffs to fans on the go with the Nintendo Switch's easy, built-in mobility. The game's variety of race modes provide players the ability to race and compete in different ways, emphasizing rivalry across the sport itself and among teams in the NASCAR Cup Series, drivers and the players, both locally and via multiplayer.

Released 2022 Season Expansion Update for NASCAR 21: Ignition. On October 6, 2022, the company officially launched the 2022 Season Expansion Update for NASCAR 21: Ignition 2022 to reflect the 2022 NASCAR Cup Series season. Updates to the title, available for free, will be seen across Race Now, Online Multiplayer and the Paint Booth and are available for download for Sony PlayStation 4 and 5, Xbox One, Series S and X and PC through the Steam store.

Delivered the first 4 of 5 Rounds of the 2022-23 Le Mans Virtual Series. The 2022-23 Le Mans Virtual Series, a joint venture between Motorsport Games Inc. and the Automobile Club de l'Ouest (ACO), returned for more of the elite, endurance esports competition which has attracted world motor racing champions, captured global attention, and received plaudits from teams, drivers and fans alike. The 4 rounds leading up to the 24 hrs of Le Mans Virtual were: 8 hours of Bahrain (Sep 17, 2022), 4 Hours of Monza (Oct 8, 2022), 6 Hours of SPA (Nov 5, 2022) and 500 Miles of Sebring (Dec 3, 2022).

Q4 2022 Results

MOTORSPORT GAMES INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,	
	2022	2021	2022	2021
Revenues	$ 3,770,641	$ 8,224,005	$ 10,324,559	$ 15,075,530
Cost of revenues	1,487,498	4,891,905	4,960,317	7,529,155
Gross profit	2,283,143	3,332,100	5,364,242	7,546,375
Operating expenses:				
Sales and marketing	1,502,996	3,398,654	6,172,324	6,475,867
Development	2,700,214	3,537,939	10,417,260	9,621,712
General and administrative	2,983,079	2,765,987	13,764,177	25,378,149
Impairment of goodwill	-	-	4,788,270	-
Impairment of intangible assets	188,378	317,113	4,828,478	317,113
Depreciation and amortization	93,638	101,095	420,137	280,192
Total operating expenses	7,468,305	10,120,788	40,390,646	42,073,033
Loss from operations	(5,185,162)	(6,788,688)	(35,026,404)	(34,526,658)
Interest expense	(509,993)	(192,408)	(1,148,204)	(504,156)
Gain attributable to equity method investment	-	-	-	1,370,837
Other (loss) income, net	846,132	(18,653)	(665,846)	(44,768)
Net loss	(4,849,023)	(6,999,749)	(36,840,454)	(33,704,745)
Less: Net loss attributable to non-controlling interest	83,585	10,659	(849,649)	(542,754)
Net loss attributable to Motorsport Games Inc.	$ (4,932,608)	$ (7,010,408)	$ (35,990,805)	$ (33,161,991)
Net loss attributable to Class A common stock per share:				
Basic and diluted	$ (4.17)	$ (6.16)	$ (30.73)	$ (29.15)
Weighted-average shares of Class A common stock outstanding:				
Basic and diluted	1,183,760	1,137,675	1,171,323	1,137,675

NOTE: All share data and share-based calculations set forth in this table have been adjusted to reflect the company's 1-for-10 reverse stock split completed on November 10, 2022 on a retroactive basis for the periods presented.

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended December 31,		Year Ended December 31,	
	2022	2021	2022	2021
Net Loss	$ (4,849,023)	$ (6,999,749)	$ (36,840,454)	$ (33,704,745)
Interest expense, net	509,993	192,408	1,148,204	504,156
Depreciation and Amortization	486,549	567,840	2,062,552	1,785,074
EBITDA	**$ (3,852,481)**	**$ (6,239,501)**	**(33,629,698)**	**$ (31,415,515)**
IPO related expenses	-	-	-	2,947,192
Acquisition related expenses	161,010	248,584	718,610	2,372,248
Gain attributable to equity method investment	-	-	-	(1,370,837)
Impairment of goodwill and intangible assets	188,378	317,113	9,616,748	317,113
Loss contingency expenses	100,000	-	1,425,000	-
Stock-based compensation	(105,792)	241,300	714,523	9,726,738
Adjusted EBITDA	**$ (3,508,885)**	**$ (5,432,504)**	**$ (21,154,817)**	**$ (17,423,061)**

Liquidity

- As of December 31, 2022 and March 22, 2023, the Company had approximately $1 million and $6.5 million, respectively, of available cash on hand.

- The Company's Form 10-K for the year ended December 31, 2022 discloses there is substantial doubt about the Company's ability to continue as a going concern. Based on the available cash on hand and the Company's average monthly net cash burn of approximately $1.63 million, the Company does not believe it has sufficient liquidity to fund its operations for the remainder of 2023. The Company is currently evaluating new sources of funding, including discussing potential debt and/or equity financing arrangements, including additional financing from its majority shareholder.

- In December 2022, the Company announced the 2022 Restructuring Program to reduce its operating costs, which is expected to generate annualized cost reductions of approximately $4 million by the end of 2023. Through December 31, 2022, the Company has made progress by achieving annualized savings of approximately $2.5 million and is continuing efforts to achieve further cost reductions.

Leveraging Our IP and Growing Our Portfolio


NASCAR
HEAT 2


NASCAR
HEAT
EVOLUTION


NASCAR
HEAT 3


NASCAR
HEAT 4


NASCAR
HEAT
MOBILE


NASCAR
HEAT 5


NASCAR 21
IGNITION


KARTKRAFT




NASCAR
HEAT


NASCAR
RIVALS




LE MANS


BTCC

LEGAL DISCLOSURES

This presentation has been prepared by Motorsport Games Inc. ("Motorsport Games," "us," "our," "we" or the "Company"). For additional information regarding the Company, we urge you to read our reports filed with the Securities and Exchange Commission (the "SEC"), including our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and our other SEC filings during 2023.

NON-GAAP FINANCIAL MEASURES: Adjusted EBITDA (the "Non-GAAP Measure") is not a financial measure defined by U.S. generally accepted accounting principles ("U.S. GAAP"). See the reconciliations of the Non-GAAP Measure to its most directly comparable U.S. GAAP measure in the Reconciliation of Non-GAAP Financial Measures slide. Adjusted EBITDA, a measure used by management to assess the Company's operating performance, is defined as EBITDA, which is net (loss) plus interest (income) expense, depreciation and amortization, less income tax benefit (if any), adjusted to exclude: (i) IPO-related expenses; (ii) acquisition related expenses; (iii) gain attributable to equity method investment resulting from the acquisition of additional equity interest in Le Mans Esports Series Ltd; (iv) stock-based compensation expenses; (v) impairment of goodwill and intangible assets; (vi) loss contingency expenses and (vii) other charges or gains resulting from non-recurring events, if any. We use the Non-GAAP Measure to manage our business and evaluate our financial performance, as Adjusted EBITDA eliminates items that affect comparability between periods that we believe are not representative of our core ongoing operating business. Additionally, management believes that using the Non-GAAP Measure is useful to our investors because it enhances investors' understanding and assessment of the Company's normalized operating performance and facilitates comparisons to prior periods and our competitors' results (who may define Adjusted EBITDA differently). The Non-GAAP Measure is not a recognized term under U.S. GAAP and does not purport to be an alternative to revenue, income/loss from operations, net (loss) income, or cash flows from operations or as a measure of liquidity or any other performance measure derived in accordance with U.S. GAAP. Additionally, the Non-GAAP Measure is not intended to be a measure of free cash flows available for management's discretionary use, as it does not consider certain cash requirements, such as interest payments, tax payments, working capital requirements and debt service requirements. The Non-GAAP Measure has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for our results as reported under U.S. GAAP. Management compensates for the limitations of using the Non-GAAP Measure by using it to supplement U.S. GAAP results to provide a more complete understanding of the factors and trends affecting the business than would be presented by using only measures in accordance with U.S. GAAP. Because not all companies use identical calculations, our Non-GAAP Measure may not be comparable to other similarly titled measures of other companies. Reconciliations of the Non-GAAP Measure to net loss, its most directly comparable financial measure, calculated and presented in accordance with U.S. GAAP, are presented in the tables within this presentation.

FORWARD-LOOKING STATEMENTS: Certain statements in this presentation which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are provided pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements in this presentation that are not statements or information of historical fact may be deemed forward-looking statements. Words such as "continue," "will," "may," "could," "should," "expect," "expected," "plans," "intend," "anticipate," "believe," "estimate," "predict," "potential," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, but are not limited to, statements concerning: (i) the Company's future business, future results of operations and/or financial condition; (ii) new or planned products, features, events or offerings and the anticipated timing of launching such products, features, events and offerings; (iii) the Company's plans to address its liquidity and capital requirements, including, without limitation, the Company's ability to continue as a going concern, the Company's belief that its existing cash on hand will not be sufficient to fund its liquidity requirements for the remainder of 2023 and its efforts to evaluate new sources of funding, including discussing potential debt and/or equity financing arrangements; and (iv) the Company's intentions and expectations regarding the 2022 Restructuring Program, including expectations that the program will deliver approximately $4 million of total annualized cost reductions by the end of 2023. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside of the Company's control and are difficult to predict.

LEGAL DISCLOSURES

FORWARD-LOOKING STATEMENTS (CONT): Examples of such risks and uncertainties include, but are not limited to: (i) difficulties, delays or less than expected results in achieving the Company's growth plans, objectives and expectations, such as due to a slower than anticipated economic recovery and/or the Company's inability, in whole or in part, to continue to execute its business strategies and plans, such as due to less than anticipated customer acceptance of its new game titles, the Company experiencing difficulties or the inability to launch its games as planned, less than anticipated perfomance of the games impacting customer acceptance and sales and/or greater than anticipated costs and expenses to develop and launch its games, including, without limitation, higher than expected labor costs and, in addition to the factors set forth in (ii) through (vi) below, the Company's continuing financial condition and ability to obtain additional debt and/or equity financing to meet its liquidity requirements, such as the going concern qualification on the Company's annual audited financial statements posing difficulties in obtaining new financing on terms acceptable to the Company, or at all; (ii) difficulties, delays in or unanticipated events that may impact the timing and scope of new or planned products, features, events or other offerings, such as due to difficulties and/or delays arising out of any resurgence of the ongoing and prolonged COVID-19 pandemic; (iii) less than expected benefits from implementing the Company's management strategies and/or adverse economic, market and geopolitical conditions that negatively impact industry trends, such as significant changes in the labor markets, an extended or higher than expected inflationary environment (such as the impact on consumer discretionary spending as a result of significant increases in energy and gas prices which have been increasing since early in 2020), a higher interest rate environment, tax increases impacting consumer discretionary spending and/or quantitative easing that results in higher interest rates that negatively impact consumers' discretionary spending, or adverse developments relating to the ongoing war between Russia and Ukraine; (iv) greater than anticipated negative operating cash flows such as due to higher than expected development costs, higher interest rates and/or higher inflation, or failure to achieve the expected savings under the Company's 2022 Restructuring Program; (v) difficulties and/or delays in resolving the Company's liquidity and capital requirements, including, without limitation, difficulties in securing funding that is on commercially acceptable terms to the Company or at all, such as the Company's inability to complete in whole or in part any potential debt and/or equity financing transactions or similar transactions, as well as any inability to achieve cost reductions, including, without limitation, those which the Company expects to achieve through the 2022 Restructuring Program; and/or (vi) difficulties, delays or the Company's inability to successfully complete the 2022 Restructuring Program, in whole or in part, which could result in less than expected operating and financial benefits from such actions, as well as delays in completing the 2022 Restructuring Program, which could reduce the benefits realized from such activities; higher than anticipated restructuring charges and/or payments and/or changes in the expected timing of such charges and/or payments; and/or less than anticipated annualized cost reductions from the 2022 Restructuring Program and/or changes in the timing of realizing such cost reductions, such as due to less than anticipated liquidity to fund such activities and/or more than expected costs to achieve the expected cost reductions. Factors other than those referred to above could also cause the Company's results to differ materially from expected results. Additional examples of such risks and uncertainties include, but are not limited to: (i) delays and higher than anticipated expenses related to the ongoing and prolonged COVID-19 pandemic, any resurgence of COVID-19 and the ongoing war between Russia and Ukraine; (ii) the Company's ability (or inability) to maintain existing, and to secure additional, licenses and other agreements with various racing series; (iii) the Company's ability to successfully manage and integrate any joint ventures, acquisitions of businesses, solutions or technologies; (iv) unanticipated operating costs, transaction costs and actual or contingent liabilities; (v) the ability to attract and retain qualified employees and key personnel; (vi) adverse effects of increased competition; (vii) changes in consumer behavior, including as a result of general economic factors, such as increased inflation, higher energy prices and higher interest rates; (viii) the Company's inability to protect its intellectual property; and/or (ix) local, industry and general business and economic conditions. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the Company's filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as well as in its subsequent filings with the SEC. The Company anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. The Company assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing the Company's plans and expectations as of any subsequent date.